EXHIBIT 99.2

PRESS RELEASE

Investors and Media: The Ruth Group Zack Kubow (646) 536-7020 zkubow@theruthgroup.com

Symmetry Medical Announces Resolution of SEC Investigation

WARSAW, Ind., January 30, 2012 - Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, today announced that it reached a settlement concluding an investigation resulting from the previously-reported informal inquiry that has been conducted by the U.S. Securities and Exchange Commission ("SEC"). In 2007 the SEC initiated the investigation related to matters arising from the discovery of certain accounting irregularities at the Company’s Sheffield, UK operating unit in which certain former employees of that unit colluded to falsify records. The Company discovered the irregularities in 2007 and the Company’s Audit Committee self-reported the matter to the SEC at that time. The Company has fully cooperated with the SEC’s inquiry throughout the process. There are no allegations of any issues related to the Company’s financial reporting since 2007.

Under the settlement reached today, the Company consented to an administrative cease-and-desist order to comply with relevant provisions of the securities laws. There is no fraud charge against the Company, nor was any civil penalty or other financial obligation imposed on the Company as a result of this settlement.

Simultaneous with the Company’s settlement, Brian Moore, the Company’s former Chief Executive Officer and current President of Business Development, and Fred Hite, the Company’s Chief Financial Officer, resolved claims under Section 304 of the Sarbanes-Oxley Act through the repayment of certain incentive-based compensation they earned between 2004 and 2007. Section 304 requires the repayment of, among other things, performance-based compensation earned during a time when the Company filed inaccurate financial statements, and does not reflect any allegations of wrongdoing on their part in connection with the inaccurate financial statements. Mr. Hite also agreed to the payment of a civil penalty stemming from internal control deficiencies. There was no allegation that Mr. Hite knew of or participated in any of the wrongdoing by the Sheffield employees.

Relative to this settlement, Craig Reynolds, Chairman of Symmetry’s Board of Directors, stated, "This investigation followed the discovery that individuals formerly employed at our Sheffield UK plant misrepresented that business’ financial performance. We believe this settlement is consistent with the Company’s conclusion that their misreporting was concealed from the Company’s current management. We note that the SEC expressly recognized the remedial acts that were promptly undertaken by the Company upon the discovery of this misconduct, and its cooperation with the SEC's investigation. We are glad that this matter is resolved on terms that we believe are in our shareholders’ best interests, including the lack of any penalty imposed on the Company."

Thomas J. Sullivan, Symmetry’s President and Chief Executive Officer, and a member of its Board of Directors, stated, “This settlement agreement allows the Company to move beyond the accounting irregularities at our Sheffield, UK facility several years ago. We will now be able to direct our full focus on executing our business strategies. I also want to reiterate my strong support for Fred Hite. I have worked closely with Fred since joining Symmetry last year and have the highest regard for his professional ethics, financial acumen, and leadership as a member of the Symmetry management team. I look forward to many years of partnership with him in focusing on increasing the value of our Company for our shareholders.”

Mr. Reynolds added, “We are rigorously committed to strong corporate governance and compliance with all legal and financial reporting requirements. Fred is a strong proponent of those goals as well. The experience of responding to the discovery of the issues in our Sheffield unit has strengthened the Company, and we have now implemented even stronger internal controls. We have complete confidence in our current reporting processes and staffing under Tom and Fred’s leadership.”

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

Forward-Looking Statements

Statements in the press release regarding Symmetry Medical Inc.'s business which are not historical facts may be "forward-looking statements" that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "might," "will," "should," "expect," "believe," "anticipate," "plan," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. We refer you to the "Risk Factors" and "Forward Looking-Statements" sections in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company's other filings with the SEC, which are available on the SEC's Web site at www.sec.gov.